Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 15, 2021, relating to the consolidated financial statements of Shapeways, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

October 20, 2021